EXHIBIT 99


TD Banknorth Inc. Announces Third Quarter 2005 Earnings Conference Call

PORTLAND, Maine, September 30, 2005--TD Banknorth Inc. (NYSE:BNK) will release its 2005 third quarter earnings before the market opens on Monday, October 24th, and will hold its quarterly earnings conference call on that same day at 10:30 a.m. (EDT). The call, to be hosted by William J. Ryan, Chairman, President, and CEO of TD Banknorth, will be followed by a question and answer period for analysts and investors.

The dial-in number for the call in the USA and Canada is 800-638-5439 and the international dial-in number is 617-614-3945. The pass code for the earnings conference call is 47614076. The conference call is also being web cast by CCBN and can be accessed at TD Banknorth's website at www.tdbanknorth.com/investorrelations.

The web cast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional Investors can access the call via CCBN's password-protected event management site, Street Events (www.streetevents.com).

A replay of the conference call will be available shortly after the call's completion for at least 30 days. The replay dial-in number in the USA and Canada is 888-286-8010 and the international replay dial-in number is 617-801-6888. The replay pass code is 81244819. A web cast replay will also be available at TD Banknorth's website.

About TD Banknorth Inc.

TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine and a majority-owned subsidiary of TD Bank Financial Group. At June 30, 2005, TD Banknorth Inc. had $31.8 billion of total consolidated assets and provided financial services to over 1.3 million households in the Northeast. TD Banknorth Inc.'s banking subsidiary, TD Banknorth, N.A., operates banking divisions in Maine, New Hampshire, Massachusetts, Connecticut, Vermont and upstate New York. TD Banknorth Inc. and TD Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. The TD Banknorth Inc. common stock trades on the New York Stock Exchange under the symbol "BNK". For more information, visit www.tdbanknorth.com.

CONTACT: TD Banknorth Inc.
Jeffrey Nathanson, 207-761-8517

SOURCE: TD Banknorth Inc.